Exhibit 99.1
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                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER


     I, James S. Vaccaro, Chairman of the Board and Chief Executive Officer of Monmouth Community Bancorp (the "Company"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the foregoing Quarterly Report of the Company:

(1) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78m or 78o(d), and,

(2) the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  August 14, 2002        /s/ James S. Vaccaro
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                               James S. Vaccaro,
                               Chairman of the Board and Chief Executive Officer